Exhibit 23(b)
INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Suburban Lodges of America, Inc. on Form S-8 of our report dated February 26, 1999, appearing in the Annual Report on Form
10-K of Suburban Lodges of America, Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 2, 1999